As filed with the Securities and Exchange Commission on December 1, 2006
Registration No.-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXCEN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2783217 (I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY (Address of Principal Executive Offices)	10019-5400 (Zip Code)

2006 Long-Term Equity Incentive Plan
(Full title of the plan)

Robert W. D’Loren
President and Chief Executive Officer
1330 Avenue of the Americas, 40th Floor,
New York, NY 10019-5400
(Name and address of agent for service)
(212) 277-1100
(Telephone number, including area code, of agent for service)

Copies to:
Mark D. Director, Esq.
Kirkland & Ellis LLP
655 Fifteenth Street, N.W.
Washington, DC 20005-5793
(202) 879-5000
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered (1)	share	price	fee
Common Stock, par value $0.01 per share	3,500,000 shares (1)	$7.24 per share	$25,340,000	$2,715(2)

(1)	Pursuant to Rule 416 under the Securities Act if 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reasons of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Estimated for purposes of calculating the Registration Fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended as follows: (i) in the case of shares to be purchased upon the exercise of outstanding options, the fee is based on the exercise price of the option and (ii) in the case of shares of common stock for which options have not been granted and/or may hereafter be granted under the Plan, and the option price is therefore unknown, the fee is based on the average of the high and low sale prices per share of common stock quoted on the Nasdaq Global Market on November 29, 2006 (within 5 business days prior to the filing of this Registration Statement).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the 2006 Long-Term Equity Incentive Plan are available without charge by contacting: David B. Meister, NexCen Brands, Inc., 1330 Avenue of the Americas, 40th Floor, New York, NY 10019, (212) 277-1100.
     * The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:
     (a) The Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on September 27, 2006;
     (b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
     (c) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, June 30, 2006, and September 30, 2006;
     (d) The Registrant’s Current Reports on Form 8-K filed on January 27, 2006, February 22, 2006, March 10, 2006, May 9, 2006; June 7, 2006, August 3, 2006, August 14, 2006, August 22, 2006, September 13, 2006, September 22, 2006, November 1, 2006, November 6, 2006, November 9, 2006 and November 14, 2006; and
     (e) The description of the Registrant’s common stock, par value $.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed on October 19, 1999, including exhibits, as amended, and as may be further amended from time to time.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     George P. Stamas, a director of the Registrant, is a partner in the law firm of Kirkland & Ellis LLP, which provides legal services to the Registrant.
Item 6. Indemnification of Directors and Officers.
     The following is a summary of the statutes, charter and By-law provisions or other arrangements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such.
Delaware General Corporation Law
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
Certificate of Incorporation
     Article IX of the Registrant’s Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, a director of the Registrant is not liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director.

By-laws
     Article VII of the By-laws of the Registrant (the “By-laws”) provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification inures to the benefit of the person’s heirs, executors and administrators; provided, however, that, subject to certain exceptions, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Registrant. The right to indemnification conferred in Article VII is a contract right and, subject to certain exceptions, includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition.
     Article VII of the By-laws also provides that the Registrant may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under Article VII of the By-laws.
Insurance
     Directors and officers are covered under directors’ and officers’ liability insurance policies maintained by the Registrant.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See the accompanying Exhibit Index for a list of exhibits to this Registration Statement, which is incorporated by reference herein.
Item 9. Undertakings.
     (a)   The undersigned Registrant hereby undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of December, 2006.

NEXCEN BRANDS, INC.
By:	/s/ David B. Meister
	Name:	David B. Meister
	Title:	Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. D’Loren and David B. Meister and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 1, 2006.

Signature	Title

/s/ Robert W. D’Loren	Director, Chief Executive Officer and President

Robert W. D’Loren	(Principal Executive Officer)

/s/ David B. Meister	Senior Vice President and Chief Financial Officer

David B. Meister	(Principal Financial and Accounting Officer)

/s/ James T. Brady	Director

James T. Brady

/s/ Jack B. Dunn IV	Director

Jack B. Dunn IV

/s/ Edward J. Mathias	Director

Edward J. Mathias

/s/ David S. Oros	Chairman of the Board

David S. Oros

/s/ Jack Rovner	Director

Jack Rovner

/s/ Truman T. Semans	Director

Truman T. Semans

/s/ George P. Stamas	Director

George P. Stamas

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Certificate of Incorporation of NexCen Brands, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q as filed with the Commission on August 5, 2005).

4.2	By-laws of NexCen Brands, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q as filed with the Commission on August 5, 2005).

4.3	Specimen of common stock certificate of NexCen Brands, Inc.

4.4	2006 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K as filed with the Commission on November 1, 2006).

5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of common stock being registered hereby.

23.1	Consent of KPMG LLP with respect to financial statements for the fiscal years ended December 31, 2005 and 2004.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of NexCen Brands, Inc. (set forth on the signature pages to this Registration Statement).